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                                                             EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2000, relating to the consolidated financial statements as of June 10, 1999, and 1998 and for the three years in the period ended June 30, 1999 which appears in Regis Corporation's Current Report on Form 8-K dated February 11, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                           PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
March 7, 2000